UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2018
Cavco Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-08822	56-2405642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3636 North Central Avenue, Suite 1200 Phoenix, Arizona 85012
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (602) 256-6263
Not applicable
(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 31, 2018, Cavco Industries, Inc. (the "Company") announced that, effective August 31, 2018, Daniel Urness, Executive Vice President, Chief Financial Officer, and Treasurer of the Company resigned as an officer of the Company to work more closely with the Company's home building production facilities to expand his operational experience.

The Company also announced that Joshua J. Barsetti has been named Chief Accounting Officer of the Company responsible for all accounting and financial reporting. Mr. Barsetti will report to the Company's Chief Executive Officer and President, Joseph Stegmayer. Other functions previously reporting to Mr. Urness will report to Mr. Stegmayer and other members of the Company's senior management. The appointment of Mr. Barsetti was effective August 31, 2018.

Mr. Barsetti, 38, served as the Company's Senior Director of Financial Administration from August 2017 and as the Company's Director of Internal Audit from October 2014 to August 2017. Prior to joining Cavco, he served as the Director of Financial Reporting at Universal Technical Institute ("UTI") from November 2013 to October 2014 and previously served as UTI's Audit Manager and Senior Audit Manager from May 2011 to November 2013. He held various internal audit positions at Viad Corp. from September 2005 to May 2011, most recently as an Internal Audit Manager. Mr. Barsetti holds a Bachelor's degree in Accounting from Northern Arizona University and is a registered Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVCO INDUSTRIES, INC.
By:	/s/ James P. Glew
	Name: Title:	James P. Glew General Counsel and Secretary

Date: August 31, 2018